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                                                                    Exhibit 23.2

                             KELLER & COMPANY, INC.
                              555 Metro Place North
                                    Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426
                                 (614) 766-1459


July 23, 1996


Re:  Valuation Appraisal of Peoples Financial Corporation/
        Peoples Savings and Loan Association of Massillon
        Massillon, Ohio


         We hereby consent to the statements with respect to us and the references to our Valuation Appraisal Report in the Prospectus and in Pre-Effective Amendment No. 2 to the Form S-1 to be filed with the Securities and Exchange Commission.


Sincerely,

KELLER & COMPANY, INC.



By /s/ Michael R. Keller
  ----------------------
      Michael R. Keller
      President